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                                                                   EXHIBIT 4.1

                              UNIDYNE CORPORATION
                       1996 EMPLOYEE STOCK PURCHASE PLAN

                              SECTION I - PURPOSE

                 This 1996 Employee Stock Purchase Plan (the "Plan") is adopted and established by UNIDYNE Corporation, a Delaware corporation (the "Company"), on this 2nd day of December, 1996, for the general benefit of the employees of the Company. The purpose of the Plan is to facilitate the purchase by eligible employees of the Company and its subsidiaries of common shares, $.001 par value, of the Company ("Stock"), of an amount up to 1,000 shares.

                               SECTION II - AGENT

                 Smith Barney, Stamford, Connecticut, is hereby appointed to act as agent of the Company and of the participants under this Plan (the "Agent").

                        SECTION III - ELIGIBLE EMPLOYEES

                 (a) In General. All employees of the Company and the Company's subsidiaries as of December 2, 1996, other than temporary employees of the Company and the Company's subsidiaries who customarily are employed for less than five (5) months in any calendar year, are eligible to participate in the Plan (individually, an "Eligible Employee," and collectively, "Eligible Employees"). All Eligible Employees granted rights to purchase Stock hereunder shall have the same rights and privileges as every other such Eligible Employee, and only employees of the Company and its subsidiaries will be entitled to be granted rights hereunder.

                 (b)      Limitations on Rights.  An employee who otherwise is
an Eligible Employee shall not be entitled to purchase Stock under the Plan if
(i) such purchase would cause such Eligible Employee to own Stock (including any shares of Stock which would be owned if such Eligible Employee purchased all of the Stock made available for purchase by such Eligible Employee under all options or rights then held by such Eligible Employee, whether or not then exercisable) representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of a subsidiary of the Company; or (ii) such purchase would cause such Eligible Employee to have rights to purchase more than 1,000 shares of Stock under the Plan (determined as of the day the rights are first granted and can first be exercised hereunder). For purposes of applying the 1,000 share limitation, the number of shares of Stock covered by one right may not be carried over to any other right. No fractional shares may be purchased under the Plan.
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                SECTION IV - ENROLLMENT AND SUBSCRIPTION PERIODS

                 (a) Enrolling in the Plan. To participate in the Plan, an Eligible Employee must enroll in the Plan. Enrollment for the Plan will take place during the "Subscription Period," which shall be from December 2, 1996 (or if later, the effective date of the registration statement to be filed with the Securities and Exchange Commission in connection with the Stock to be purchased hereunder) through December 23, 1996. Any employee who is an Eligible Employee and who desires to subscribe to purchase Stock must file with the Company a subscription agreement and applicable forms and information necessary to establish a Plan Account (as hereinafter defined) with the Agent during the Subscription Period.

                 (b) Actions After Enrollment. The offering of Stock under the Plan shall occur only during the Subscription Period and shall be made only to Eligible Employees who enroll during the Subscription Period. Once enrolled, the Company will inform the Agent of such fact and the Eligible Employee so enrolled will thereupon become a "Participant" under the Plan.

                            SECTION V - TERM OF PLAN

                 This Plan shall be in effect from the date of its adoption until it is terminated by action of the Board of Directors of the Company.

          SECTION VI - NUMBER OF SHARES OF STOCK TO BE MADE AVAILABLE

                 The total number of shares of Stock made available for purchase by Eligible Employees under Section IX hereof is 125,000, which may be authorized but unissued shares, treasury shares, or shares purchased by the Plan in the open market. When such shares of Stock are fully subscribed, the Plan shall either be continued through additional authorizations of shares made by the Company's Board of Directors, or shall be terminated in accordance with
Section XIV hereof.

                        SECTION VII - SUBSCRIPTION PRICE

                 The "Subscription Price" for each share of Stock purchased in accordance with Section IV hereof shall be $4.00 a share.

                        SECTION VIII - METHOD OF PAYMENT

                 Except as otherwise specifically provided herein, the Subscription Price will be payable to the Company by each Participant in cash at the time of exercise of a Participant's rights hereunder.




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                  SECTION IX - PURCHASING, TRANSFERRING STOCK

                 (a) Maintenance of Plan Account. Upon the initial exercise of a Participant's right to purchase Stock under the Plan, the Agent shall establish a "Plan Account" in the name of such Participant. At the close of the Subscription Period, the Participant's cash payment for shares of Stock (and credited to a non-interest bearing account maintained by such employer or other party for bookkeeping purposes) will be communicated by the Company to the Agent and shall thereupon be credited by the Agent to such Participant's Account. As of the last day of the Subscription Period, each such Participant's right to purchase Stock will be exercised automatically for him or her by the Company with respect to those amounts reported to the Agent by the Company as creditable to such Participant's Plan Account; upon such automatic exercise, the amount then credited to the Participant's Plan Account for the purpose of purchasing Stock hereunder will be divided by the Subscription Price, and there shall be transferred to such Participant's Plan Account by the Agent the number of shares of Stock which results. Participants shall not receive any interest on any amounts held by an employer or other party (including the Agent) and credited to Plan Accounts established and maintained under this Plan.

                 (b) Maximum Number of Shares. Each Participant shall be permitted to purchase Stock up to a maximum of 1,000 shares.

                 (c) Insufficient Number of Available Shares. In the event the number of shares of Stock subscribed for exceeds the number of shares of Stock available for sale under the Plan, the number of shares of Stock actually available for sale hereunder shall be allocated by the Agent among the Participants in proportion to their Plan Account balances which are committed to the purchase of Stock.

                 (d) Handling Excess Stock. In the event that the number of shares of Stock which would be credited to any Participant's Plan Account in the Subscription Period exceeds the limit specified in Section III(b) hereof, such Participant's Account shall be credited with the maximum number of shares permissible, and the remaining amounts will be refunded in cash.

                 (e) Status Reports. As soon as practical following the purchase of Stock made under this Plan but in no event later than the December 31 following the close of the Subscription Period, the Agent shall report to each Participant the number of shares of Stock purchased on his or her behalf, and the total shares held on behalf of such Participant in his or her Plan Account. The Agent shall hold in its name or in the name of its nominee all Stock so purchased and allocated. No certificate will be issued to a Participant for Stock held in his or her Plan Account unless he or she so requests in writing.





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                 (f)      In Service Stock Withdrawals.  A Participant may
request that a certificate for all or part of the full shares of Stock held in his or her Plan Account be sent to him or her after the relevant shares of Stock have been purchased and allocated. All such requests must be submitted in writing to the Agent.

                 SECTION X - DIVIDENDS AND OTHER DISTRIBUTIONS

                 Cash dividends and other cash distributions, if any, received by the Agent on Stock held in its custody hereunder will be paid to Participants in accordance with their interests in the shares of Stock with respect to which such dividends or distributions are paid or made.

                          SECTION XI - VOTING OF STOCK

                 Shares of Stock held for a Participant in his or her Plan Account will be voted in accordance with such Participant's express written directions. In the absence of any such direction, such shares will not be voted.

                            SECTION XII - ASSIGNMENT

                 No Eligible Employee, Participant or other person may assign, alienate, or otherwise transfer his or her right or rights to purchase Stock under this Plan to any other person or party; any attempt to so assign, alienate or transfer shall be void. A Participant's right to purchase Stock under this Plan may be exercisable during such Participant's lifetime only by that Participant.

               SECTION XIII - ADJUSTMENT OF AND CHANGES IN STOCK

                 In the event that the shares of Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, split-up, combination of shares, or otherwise), or the number of shares of Stock are changed through a stock split or the payment of a stock dividend, there shall be substituted for or added to each share of Stock theretofore reserved for sale under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.

               SECTION XIV - AMENDMENT OR TERMINATION OF THE PLAN

                 The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; however, no Participant's existing rights shall be adversely affected by any such amendment, modification or termination, and no such amendment or modification shall





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materially increase the benefits accruing to Participants under the Plan, increase in any respect the number of shares of Stock permitted to be issued under the Plan, materially modify the eligibility requirements for Plan participation, or change the designation of those corporations whose employees are eligible to participate in the Plan without receiving the approval of the holders of a majority of the voting power of the shares of Stock.

                          SECTION XV - ADMINISTRATION

                 (a)      Board of Directors To Administer.         The Plan
shall be administered by the Company's Board of Directors. The Board of Directors shall be responsible for the administration of all matters under the Plan which have not been delegated to the Agent.

                 (b)      Specific Responsibilities.        The Board of
Directors's responsibilities shall include, but shall not be limited to,

                 (i)      interpreting the Plan;

                 (ii) identifying and compiling a list of persons who are Eligible Employees;

                 (iii) identifying those Eligible Employees not entitled to be granted options or other rights on account of the limitations described in Section III(b) hereof; and

                 (iv) providing prompt notice to the Agent of the enrollment of Eligible Employees and the amounts to be credited to Participants' Plan Accounts.

The Board of Directors may from time to time adopt rules and regulations for carrying out the Plan. Interpretation or construction of any provision of the Plan by the Board of Directors shall be final and conclusive on all persons.

                   SECTION XVI - SECURITIES LAW RESTRICTIONS

                 Notwithstanding any provision of the Plan to the contrary:

                 (a) Need For Registration Statement. No shares of Stock may be purchased under the Plan until a registration statement has been filed and become effective with respect to the issuance of the Stock covered by the Plan under the Securities Act of 1933, as amended (the "Act"). Prior to the effectiveness of such registration statement, Stock subject to purchase under the Plan may be offered to Eligible Employees only pursuant to an exemption from the registration requirements of the Act.





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                 (b)      Compliance With Blue Sky Laws.  No shares of Stock
may be purchased or issued under the Plan with respect to Eligible Employees resident in any state unless the shares under the Plan are exempt from registration under the securities laws of such state, or the purchase is an exempt transaction under the securities laws of such state or are registered by description, qualification, coordination or otherwise under the securities laws of such state.

                SECTION XVII - NO INDEPENDENT EMPLOYEE'S RIGHTS

                 Nothing in the Plan shall be construed to be a contract of employment between the Company, any of its subsidiaries, and any employee, or any group or category of employees (whether for a definite or specific duration or otherwise), or to prevent the Company or any of its subsidiaries from terminating any employee's employment at any time, without notice or recompense. No employee shall have any rights as a shareholder until the right to purchase Stock has been exercised as of the last trading day of the Subscription Period.

                    SECTION XVIII - AGENT POWERS AND DUTIES

                 (a) Acceptance. The Agent accepts the agency created under this Plan and agrees to perform the obligations imposed hereunder.

                 (b) Receipt of Stock and Dividends. The Agent shall be accountable to each Participant for shares of Stock held in such Participant's Plan Account, and for dividends received with respect thereto.

                 (c) Records and Statements. The records of the Agent pertaining to the Plan shall be open to the inspection of the Company at all reasonable times and may be audited from time to time by any person or parties specified by the Company in writing. The Agent shall furnish the Company with whatever information relating to the Plan Accounts the Company considers necessary.

                 (d) Fees and Expenses. The Agent shall receive from the Company reasonable annual compensation as may be agreed upon from time to time between the Company and the Agent.

                 (e) Resignation. The Agent may resign at any time as Agent of the Plan by giving sixty (60) days written notice in advance to the Company.

                 (f) Removal. The Company, by giving sixty (60) days written notice in advance to the Agent, may remove the Agent. In the event of the resignation or removal of an Agent, the Company shall promptly appoint a successor Agent if it intends to continue the Plan.





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                 (g)      Interim Duties and Successor Agent.  Each successor
Agent shall succeed to the title of the Agent vested in its predecessor by accepting in writing its appointment as successor Agent and filing the acceptance with the former Agent and the Company without the signing or filing of any further statement. The resigning or removed Agent, upon receipt of acceptance in writing of the agency by the successor Agent, shall execute all documents and do all acts necessary to vest the title in any successor Agent. Each successor Agent shall have and enjoy all of the powers conferred under this Plan upon its predecessor. No successor Agent shall be personably liable for any act or failure to act of any predecessor Agent. With the approval of the Company, a successor Agent, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Agent without incurring any liability or responsibility for so doing.

                 (h) Limitation of Liability to Participants. The Agent shall not be liable hereunder for any act or failure to act, including without limitation, any claim of liability (i) arising out of a failure to terminate a Participant's Plan Account upon such Participant's death or adjudication of incompetency, prior to the receipt by the Agent of notice in writing of such death or incompetency; or (ii) with respect to the price(s) at which shares of Stock are purchased or sold for a Participant's Plan Account or the timing of such purchase(s) or sale(s).

                          SECTION XIX - APPLICABLE LAW

                 The Plan shall be construed, administered and governed in all respects under the laws of the State of Delaware.





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                 IN WITNESS WHEREOF, UNIDYNE Corporation has executed this Plan in Exton, Pennsylvania as of the 2nd day of December, 1996.

                                  UNIDYNE CORPORATION


                                  By: /s/ C. Eugene Hutcheson
                                     -------------------------------------------
                                  Its: President and Chief Executive Officer
                                      ------------------------------------------



                      Adopted by the Board of Directors of UNIDYNE Corporation on December 2, 1996.





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